Exhibit 99.1

Media contact	Investor contact
Anita Liskey, 312.466.4613	John Peschier, 312.930.8491
William Parke, 312.930.3467	CME-G
news@cmegroup.com www.cmegroup.mediaroom.com

FOR IMMEDIATE RELEASE

CME Group Inc. Reports Strong Fourth-Quarter 2015 and Full-Year 2015 Financial Results

•	Total average daily volume reached a record 14.0 million contracts in 2015, achieving annual records in energy, agricultural commodities, total options and electronic options

•	Annual revenue increased 7 percent compared with 2014, while adjusted operating expenses declined 1 percent

CHICAGO, February 5, 2016 - CME Group Inc. (NASDAQ: CME) today reported revenue of $814 million and operating income of $470 million for the fourth quarter of 2015. Net income was $292 million and diluted earnings per share were $0.86. Adjusted for non-recurring items, net income would have been $311 million and diluted earnings per share would have been $0.921.

Total revenue for full-year 2015 was $3.3 billion and operating income was $2.0 billion. Net income was $1.25 billion and diluted earnings per share were $3.69. Adjusted for non-recurring items, 7 percent year-over-year growth in revenue coupled with operating expenses down 1 percent drove net income of $1.3 billion, up 15 percent compared with 2014, and diluted earnings per share of $3.861, up 14 percent.

“In 2015, we reached record levels of volume and revenue as we enabled our increasing number of customers around the world to manage risk,” said CME Group Executive Chairman and President Terry Duffy. “We saw year-over-year revenue growth in five of our six product lines, with particular strength in energy and agricultural products as well as our overall options

1.	A reconciliation of the non-GAAP financial results mentioned to the respective GAAP figures can be found within the Reconciliation of GAAP to non-GAAP Measures chart at the end of the financial statements.

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business. Continuing this momentum, we had record monthly volume in January 2016, with more than 18 million contracts per day traded, up 16 percent. Given the underlying strength of our business, we announced a 20 percent increase in our next regular quarterly dividend to 60 cents per share. In each of the prior four years, our total dividend yield has exceeded five percent.”

“We were pleased to deliver an increase of 7 percent in revenue and 15 percent in adjusted net income during 2015, a year that many considered a challenging environment for financial services companies,” said CME Group Chief Executive Officer Phupinder Gill. “We were very active during 2015 in terms of new product innovation and expanding our global partnerships, including securing the long-term rights to the FTSE Russell indexes. Looking at new products, one standout within our interest rate franchise is our recently launched Ultra 10-year treasury product, which has been the most successful start of a new contract in our long history. During the year, we increased our operating margin by reducing costs from the prior year, driving efficiency and improving our agility in serving customers globally.”

Fourth-quarter 2015 average daily volume was 13.2 million contracts, down 11 percent from fourth-quarter 2014. Clearing and transaction fee revenue were $679 million, down 5 percent compared with fourth-quarter 2014. Fourth-quarter 2015 total average rate per contract was 78.9 cents, up from 75.9 cents in third-quarter 2015, driven primarily by an increased proportion of the volume from higher paying non members during the quarter, as well as strong energy volume. Market data revenue was $99 million, up 11 percent compared with the fourth quarter last year.

Full-year 2015 record average daily volume was 14.0 million contracts, up 2 percent from 2014, and included annual records for energy, agricultural commodities, total options and electronic options. Clearing and transaction fee revenue was $2.8 billion, up 6 percent compared with 2014. The end of the year rate per contract in 2015 was $0.769, up 4 percent from $0.743 at the end of 2014. Market data revenue was $399 million, up 12 percent compared with the prior year.

As of December 31, 2015, the company had $1.8 billion of cash and marketable securities and $2.2 billion of long-term debt. The company declared dividends during 2015 of $1.6 billion, including the annual variable dividend for 2015 of $977 million, which was paid in January 2016. The company has returned more than $5.6 billion to shareholders in the form of dividends since the implementation of the variable dividend policy in early 2012.

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CME Group will hold a conference call to discuss fourth-quarter 2015 results at 8:30 a.m. Eastern Time today. A live audio Webcast of the call will be available on the Investor Relations section of CME Group’s Web site at www.cmegroup.com. An archived recording will be available for up to two months after the call.

As the world’s leading and most diverse derivatives marketplace, CME Group (www.cmegroup.com) is where the world comes to manage risk. CME Group exchanges offer the widest range of global benchmark products across all major asset classes, including futures and options based on interest rates, equity indexes, foreign exchange, energy, agricultural commodities, metals, weather and real estate. CME Group brings buyers and sellers together through its CME Globex® electronic trading platform, its trading facilities in New York and Chicago, and through its London-based CME Europe derivatives exchange. CME Group also operates one of the world’s leading central counterparty clearing providers through CME Clearing and CME Clearing Europe, which offer clearing and settlement services across asset classes for exchange-traded contracts and over-the-counter derivatives transactions. These products and services ensure that businesses everywhere can substantially mitigate counterparty credit risk.

CME Group is a trademark of CME Group Inc. The Globe Logo, CME, Globex and Chicago Mercantile Exchange are trademarks of Chicago Mercantile Exchange Inc. CBOT and the Chicago Board of Trade are trademarks of the Board of Trade of the City of Chicago, Inc. NYMEX, New York Mercantile Exchange and ClearPort are registered trademarks of New York Mercantile Exchange, Inc. COMEX is a trademark of Commodity Exchange, Inc. KCBOT, KCBT and Kansas City Board of Trade are trademarks of The Board of Trade of Kansas City, Missouri, Inc. All other trademarks are the property of their respective owners. Further information about CME Group (NASDAQ: CME) and its products can be found at www.cmegroup.com.

Statements in this press release that are not historical facts are forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied in any forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the factors that might affect our performance are increasing competition by foreign and domestic entities, including increased competition from new entrants into our markets and consolidation of existing entities; our ability to keep pace with rapid technological developments, including our ability to complete the development, implementation and maintenance of the enhanced functionality required by our customers while maintaining reliability and ensuring that such technology is not vulnerable to security risks; our ability to continue introducing competitive new products and services on a timely, cost-effective basis, including through our electronic trading capabilities, and our ability to maintain the competitiveness of our existing products and services, including our ability to provide effective services to the swaps market; our ability to adjust our fixed costs and expenses if our revenues decline; our ability to maintain existing customers, develop strategic relationships and attract new customers; our ability to expand and offer our products outside the United States; changes in domestic and non-U.S. regulations, including the impact of any changes in domestic and foreign laws or government policy with respect to our industry, such as any changes to regulations and policies that require increased financial and operational resources from us or our customers; the costs associated with protecting our intellectual property rights and our ability to operate our business without violating the intellectual property rights of others; decreases in revenue from our market data as a result of decreased demand; changes in our rate per contract due to shifts in the mix of the products traded, the trading venue and the mix of customers (whether the customer receives member or non-member fees or participates in one of our various incentive programs) and the impact of our tiered pricing structure; the ability of our financial safeguards package to adequately protect us from the credit risks of clearing members; the ability of our compliance and risk management methods to effectively monitor and manage our risks, including our ability to prevent errors and misconduct and protect our infrastructure against security breaches and misappropriation of our intellectual property assets; changes in price levels and volatility in the derivatives markets and in underlying equity, foreign exchange, interest rate and commodities markets; economic, political and market conditions, including the volatility of the capital and credit markets and the impact of economic conditions on the trading activity of our current and potential customers; our ability to accommodate increases in contract volume and order transaction traffic and to implement enhancements without failure or degradation of the performance of our trading and clearing systems; our ability to execute our growth strategy and maintain our growth effectively; our ability to manage the risks and control the costs associated with our strategy for acquisitions, investments and alliances; our ability to continue to generate funds and/or manage our indebtedness to allow us to continue to invest in our business; industry and customer consolidation; decreases in trading and clearing activity; the imposition of a transaction tax or user fee on futures and options on futures transactions and/or repeal of the 60/40 tax treatment of such transactions; the unfavorable resolution of material legal proceedings; and the seasonality of the futures business. For a detailed discussion of these and other factors that might affect our performance, see our filings with the Securities and Exchange Commission, including our most recent periodic reports filed on Form 10-K and Form 10-Q.

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CME Group Inc. and Subsidiaries

Consolidated Balance Sheets

(in millions)

	December 31, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and cash equivalents	$1,692.6	$1,366.1
Marketable securities	72.5	74.7
Accounts receivable, net of allowance	357.8	341.2
Other current assets (includes $32.0 and $37.0 in restricted cash)	228.6	196.5
Performance bonds and guaranty fund contributions	35,553.0	40,566.8

Total current assets	37,904.5	42,545.3
Property, net of accumulated depreciation and amortization	491.7	508.9
Intangible assets—trading products	17,175.3	17,175.3
Intangible assets—other, net	2,537.9	2,637.4
Goodwill	7,569.0	7,569.0
Other assets (includes $70.5 and $72.4 in restricted cash)	1,693.1	1,805.6

Total Assets	$67,371.5	$72,241.5

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$28.7	$36.9
Other current liabilities	1,242.8	927.5
Performance bonds and guaranty fund contributions	35,553.0	40,566.8

Total current liabilities	36,824.5	41,531.2
Long-term debt	2,241.4	2,107.9
Deferred income tax liabilities, net	7,358.3	7,302.7
Other liabilities	395.5	376.2

Total Liabilities	46,819.7	51,318.0

Shareholders’ equity	20,551.8	20,923.5

Total Liabilities and Equity	$67,371.5	$72,241.5

CME Group Inc. and Subsidiaries

Consolidated Statements of Income

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Revenues
Clearing and transaction fees	$678.9	$713.0	$2,783.9	$2,616.3
Market data and information services	99.1	89.6	399.4	356.3
Access and communication fees	21.7	21.1	86.1	82.7
Other	14.1	17.4	57.4	57.2

Total Revenues	813.8	841.1	3,326.8	3,112.5
Expenses
Compensation and benefits	134.5	144.8	553.7	552.1
Communications	6.5	7.7	27.8	32.0
Technology support services	17.4	15.9	64.5	58.2
Professional fees and outside services	32.2	29.7	122.8	129.0
Amortization of purchased intangibles	24.6	24.9	99.4	100.6
Depreciation and amortization	31.7	31.5	129.2	132.6
Occupancy and building operations	23.1	25.7	92.5	96.8
Licensing and other fee agreements	31.3	34.0	123.8	114.2
Other	42.6	55.4	124.4	128.6

Total Expenses	343.9	369.6	1,338.1	1,344.1

Operating Income	469.9	471.5	1,988.7	1,768.4
Non-Operating Income (Expense)
Investment income	3.4	10.1	30.1	35.8
Gains (losses) on derivative investments	—	—	(1.8)	—
Interest and other borrowing costs	(28.9)	(28.7)	(117.4)	(119.4)
Equity in net earnings (losses) of unconsolidated subsidiaries	24.9	20.9	100.0	84.8
Other non-operating income (expense)	(0.8)	—	(42.8)	1.8

Total Non-Operating	(1.4)	2.3	(31.9)	3.0

Income before Income Taxes	468.5	473.8	1,956.8	1,771.4
Income tax provision	176.8	167.3	709.8	644.5

Net Income	291.7	306.5	1,247.0	1,126.9
Less: net income (loss) attributable to non-controlling interests	—	—	—	(0.2)

Net Income Attributable to CME Group	$291.7	$306.5	$1,247.0	$1,127.1

Earnings per Common Share Attributable to CME Group:
Basic	$0.87	$0.91	$3.71	$3.37
Diluted	0.86	0.91	3.69	3.35
Weighted Average Number of Common Shares:
Basic	336,844	335,197	336,224	334,409
Diluted	338,253	336,630	337,894	336,063

CME Group Inc. and Subsidiaries

Quarterly Operating Statistics

	4Q 2014	1Q 2015	2Q 2015	3Q 2015	4Q 2015
Trading Days	64	61	64	64	64

Quarterly Average Daily Volume (ADV)

CME Group ADV (in thousands)

Product Line	4Q 2014	1Q 2015	2Q 2015	3Q 2015	4Q 2015
Interest rate	7,445	7,564	6,599	6,658	6,097
Equity	3,114	2,772	2,364	3,287	2,743
Foreign exchange	959	954	903	855	779
Energy	1,797	2,142	1,749	1,965	2,032
Agricultural commodity	1,173	1,189	1,400	1,267	1,200
Metal	361	369	331	353	326

Total	14,848	14,990	13,347	14,384	13,178
Venue
Electronic	12,982	13,034	11,705	12,620	11,420
Open outcry	1,218	1,291	1,108	1,110	1,055
Privately negotiated	648	665	534	653	704

Total	14,848	14,990	13,347	14,384	13,178

Average Rate Per Contract (RPC)

CME Group RPC

Product Line	4Q 2014	1Q 2015	2Q 2015	3Q 2015	4Q 2015
Interest rate	$0.472	$0.480	$0.502	$0.506	$0.517
Equity	0.697	0.721	0.725	0.708	0.718
Foreign exchange	0.760	0.831	0.816	0.785	0.813
Energy	1.279	1.250	1.277	1.197	1.232
Agricultural commodity	1.321	1.324	1.311	1.290	1.339
Metal	1.664	1.662	1.634	1.600	1.644

Average RPC	$0.731	$0.753	$0.777	$0.759	$0.789

CME Group Inc. and Subsidiaries

Reconciliation of GAAP to non-GAAP Measures

(dollars in millions, except per share amounts; shares in thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Net Income Attributable to CME Group	$291.7	$306.5	$1,247.0	$1,127.1
Restructuring and severance	—	12.4	21.0	18.2
Acquisition-related costs	—	2.0	0.9	9.4
Data center lease termination fee	—	2.1	—	2.1
Real estate taxes and fees	—	—	10.0	—
Foreign exchange transaction losses[1]	5.2	11.2	11.3	15.4
MF Global bankruptcy claim	—	—	—	(14.5)
Loss on sale of BM&FBOVESPA shares	11.9	—	8.5	—
Debt prepayment costs, debt costs for refinancing and loss on derivative	—	—	64.1	—
GFI termination fee - net of the portion paid to outside advisers	—	—	(22.5)	—
Income tax effect related to above	(3.0)	(6.1)	(27.9)	(7.2)
Other income tax items[2]	5.6	(9.2)	(7.6)	(15.2)

Adjusted Net Income	$311.4	$318.9	$1,304.8	$1,135.3

GAAP Earnings per Common Share:
Basic	$0.87	$0.91	$3.71	$3.37
Diluted	0.86	0.91	3.69	3.35
Adjusted Earnings per Common Share:
Basic	$0.92	$0.95	$3.88	$3.39
Diluted	0.92	0.95	3.86	3.38
Weighted Average Number of Common Shares:
Basic	336,844	335,197	336,224	334,409
Diluted	338,253	336,630	337,894	336,063

1.	2014 and 2015 results included foreign exchange transaction net losses principally related to cash held in British pounds within foreign entities whose functional currency is the U.S. dollar.
2.	Other income tax items include the impact of deferred tax benefit recognized for remeasurement of state and local deferred income tax benefits and settlement of various tax audits.